EXHIBIT 10.1


                      EMPLOYMENT AGREEMENT

     This  EMPLOYMENT AGREEMENT (this "Agreement"), dated  as  of
December  7,  1999  ("Effective Date"),  is  between  Competitive
Technologies, Inc., (the "Company") and Frank R. McPike, Jr. (the
"Executive").

     WHEREAS, the Company desires to continue to employ Executive as its President and Chief Operating Officer, and Executive desires to accept such employment, on the terms and conditions set forth below.

     NOW THEREFORE, in consideration of the mutual covenants herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Employment. The Company hereby employs the Executive, and the Executive hereby accepts such employment with the Company, upon all the terms and conditions set forth below. Executive represents and warrants that he has full power and authority to enter into this Employment Agreement and that he is not restricted in any manner whatsoever from performing the duties described below. Executive's employment with the Company shall include service for the Company's direct and indirect subsidiaries (the "Subsidiaries").

     2.   Employment Term.

     a. Unless earlier terminated as provided below, the term of the Executive's employment under this Agreement ("Employment Term") shall commence on the Effective Date and shall continue until the date three years after the Effective Date ("Ending Date"). By agreement of the parties, the Employment Term and Ending Date may be extended from year to year thereafter in accordance with Section 2(b) below. The Company and the Executive acknowledge that the Executive's employment is at will and can be terminated by either party at any time with or without Cause (as defined below). If the Executive's employment terminates for any reason, with or without Cause, the Executive shall not be entitled to any payments, benefits, damages, awards, or compensation other than as provided in this Agreement.

     b. Executive agrees that not less than 180 days prior to the Ending Date, he will notify the Company in writing regarding whether he is willing to continue in the Company's employ after the Ending Date on substantially the same terms as provided in this Agreement ("Continuation Notice"). The Company agrees to respond to the Continuation Notice within 30 days of receipt and inform Executive regarding whether it will offer Executive continuing employment for the next year after the Ending Date on substantially the same terms as provided in this Agreement ("Continuation Response"). The Company shall pay to Executive continuation of his Base Compensation then in effect for a period of six months after the Ending Date if: (i) Executive provides a Continuation Notice; (ii) the Company elects not to offer Executive continued employment at the end of the Employment Term on at least substantially the same terms as provided in this Agreement unless the reason(s) for such non-renewal constitutes Cause (as defined below); and (iii) Executive remains employed by the Company through the Ending Date.

     3.   Position and Duties.

     a. Executive Officer. The Company shall employ the Executive as its President and Chief Operating Officer. Executive shall report to the Company's Board of Directors (the "Board") or its chief executive officer, if any, or other Board designee. Without any additional compensation, Executive will serve in the discretion of the Board and/or if so elected by the Company's stockholders, as a member of the Board and as an officer and/or director of any affiliated entities or Subsidiaries. Executive shall have such responsibilities and duties as are commensurate with such positions in an entity comparable to the Company, including, without limitation, development of business strategy and annual business plans, supervision of all day-to-day operations of the Company, development of the Company's organization plan, establishment of the Company's management team, and establishing and maintaining communications and relationships with the Board. The Board may assign other duties to Executive from time to time. The Board shall have the right to modify the responsibilities of the Executive from time to time as the Board may deem necessary or appropriate.

     b. Manner of Employment. Executive shall faithfully, diligently and competently perform his responsibilities and duties. The Executive shall devote his exclusive and full business efforts and time to the Company. This Section 3(b), however, shall not preclude the Executive, outside normal business hours, from engaging in appropriate civic or charitable activities, or from serving as a director of any not-for-profit entity, as long as such activities do not interfere or conflict with his responsibilities to the Company. With the Board's consent, Executive may serve as a director of a for-profit entity.

     4. Base Compensation. The Company shall pay the Executive as compensation for his services an aggregate base compensation in the amount of $185,000 per year, subject to annual reviews and increases in the sole discretion of the Board ("Base Compensation"). Base Compensation shall be paid periodically in accordance with normal Company payroll practices.

     5. Employment Benefits. Executive shall be entitled to the following benefits during the Employment Term:

     a. Expense Allowance. Executive shall be reimbursed for business related expenses reasonably and necessarily incurred and advanced by Executive in performing his duties for the Company, in accordance with Company policy as it exists from time to time.

     b. Vacation. The Executive shall be entitled to 25 days of paid vacation per calendar year to be earned and used in accordance with the Company's vacation policy as it exists from time to time. Vacations cannot be carried over from year to year and are forfeited if not taken prior to the end of the year. If Executive does not use all of Executive's vacation in any calendar year, Executive may receive pay in lieu of such vacation, up to a maximum of two weeks per year.

     c. Other Benefits. Executive may participate in all other employee benefit plans and programs as the Company may, from time to time, offer to its executive employees, subject to the same terms and conditions as such benefits are generally provided by the Company. All such benefits are subject to plan documents (where applicable) and the Company's policies and procedures. Nothing in this Section 5(c) guarantees that any specific benefits will be provided or offered by the Company which has the sole right to modify, add to, or terminate such benefits at any time.

      6.    Bonus.   Executive may participate in  any  executive
bonus plan adopted by the Company. The terms of such bonus plan and the payment of any bonuses to Executive shall be in the sole discretion of the Board or its Compensation Committee.

     7.   Stock Options.

     a. The Company shall grant to Executive certain options ("Options") for the purchase of an aggregate of 100,000 shares of the Company's common stock ("Common Stock") at the price of $5.5625 per share, the mean between the high and low price for such shares on December 7, 1999, the date the Company's Compensation Committee approved the grant. Such Options shall vest as follows:

          i. Options for the purchase of 25,000 shares of Common Stock, of which 7,025 shall be non-statutory stock options ("NSOs") and 17,975 shall be incentive stock options ("ISOs"), shall vest on the Effective Date;

          ii. Options for the purchase of 12,500 shares of Common Stock, all of which shall be ISOs, to vest on the first annual anniversary of the Effective Date;

          iii. Options to purchase 12,500 shares of Common Stock, all of which shall be ISOs, to vest on the second annual anniversary of the Effective Date.

          iv. Options for the purchase of 25,000 shares of Common Stock, all of which shall be NSOs, to vest on the ninth annual anniversary after the Effective Date; provided however that if and only if during the one year period immediately after the Effective Date, the average closing trading price for the Common Stock for any consecutive 20 trading day period shall be $8.00 per share or higher, then the vesting of such Options shall be accelerated and such Options shall vest immediately at the end of such 20 day period.

          v. Options for the purchase of 25,000 shares of Common Stock, all of which shall be NSOs, to vest on the ninth annual anniversary after the Effective Date; provided however that if and only if during the two year period immediately after the Effective Date, the average closing trading price for the Common Stock for any consecutive 20 trading day period shall be $10.00 per share or higher, then the vesting of such Options shall be accelerated and such Options shall vest immediately at the end of such 20 day period.

     b. The grant and exercisability of all Options described in Section 7(a) are subject to: (i) the terms and conditions contained in the Company's Stock Option Plan as may be amended from time to time in the Company's sole discretion ("Option Plan"); and (ii) the terms and conditions of a definitive Stock Option Agreement (the "Option Agreement") to be entered into as of the Effective Date between the parties pursuant to the Option Plan that will set forth all of the rights, duties and obligations regarding such Options.

     8.   Termination and Severance Benefits.

     a. Death. The death of Executive shall automatically terminate the Company's obligations under this Agreement; provided however, the Company shall pay to Executive's estate Executive's Base Compensation and accrued benefits through the date of termination.

     b. Disability. If Executive is unable, in the reasonable determination of the Board, to render services of substantially the kind and nature, and to substantially the extent, required to be rendered by Executive under this Agreement due to illness, injury, physical or mental incapacity or other disability, for 120 days, whether consecutive or not, within any 12 month period, Executive's employment may be terminated by the Company and Executive shall only be entitled to Base Compensation and accrued benefits through the date of termination.

     c. Resignation. If Executive resigns his employment during the Employment Term other than for Good Reason (as defined below), the Company shall have no liability to Executive except to pay Executive's Base Compensation and any accrued benefits through his last day worked, and Executive shall not be entitled to receive severance or other benefits.

     d. Resignation for Good Reason. If Executive resigns his employment for Good Reason, he shall be entitled to the Severance Amount (as defined below).

     e. Termination By Company for Cause. If the Executive's employment is terminated for Cause (as defined below), the Company shall have no liability to Executive except to pay Executive Base Compensation and any accrued benefits through his last day worked and Executive shall not be entitled to receive severance or other benefits.

     f. Termination By Company Without Cause. If the Company terminates Executive's employment during the Employment Term without Cause (as defined below), Executive shall be entitled to receive the Severance Amount (as defined below).

     g.     Cause.    The  following  acts  by  Executive   shall
     constitute "Cause" for termination:

          i.    theft  or  embezzlement, or  attempted  theft  or
          embezzlement,   of  money  or  material   tangible   or
          intangible assets or property of the Company or its employees or business relations;

          ii. any felony conviction or any violation of any law or any act or acts of moral turpitude which negatively affects the interests, property, business, operations or reputation of the Company;

          iii. other than as a result of a disability, a material failure to carry out effectively Executive's duties and obligations to the Company, or failure to devote to the Company's business the time required in Section 3(b) above, as determined in the reasonable judgment of the Board, upon not less than ten (10) days' advance written notice of the asserted problem and a reasonable opportunity to cure;

          iv. gross negligence or willful misconduct in the performance of Executive's duties;

          v. Executive's material breach of this Agreement which, after written notice by the Company of such breach, is not cured within ten (10) days of such notice.

     h. Resignation for Good Reason. Resignation by Executive of his employment for "Good Reason" shall mean a resignation by Executive:

          i. within 2 months after the Company's determination that Executive shall no longer serve as President or Chief Operating Officer, it expressly being understood that so long as he holds at least one of those titles, Executive shall not have grounds for a resignation for Good Reason; or

          ii. within 6 months after a Change in Control (as defined below), and either a material reduction in Executive's total compensation package or the Company's determination the Executive shall no longer serve in either of the positions set forth in Section 8(h)(i) above.

     i. Change in Control. For purposes of this Agreement, a "Change in Control" shall mean the occurrence of any of the following events:

          i. a merger or consolidation involving the Company or any subsidiary of the Company after the completion of which: (A) in the case of a merger (other than a triangular merger) or a consolidation involving the Company, the stockholders of the Company immediately prior to the completion of such merger or consolidation beneficially own (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934,
          as   amended   (the  "Exchange  Act"),  or   comparable
          successor rules), directly or indirectly, outstanding voting securities representing less than fifty percent (50%) of the combined voting power of the surviving entity in such merger or consolidation, and (B) in the case of a triangular merger involving the Company or a subsidiary of the Company, the stockholders of the Company immediately prior to the completion of such merger beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rules), directly or indirectly, outstanding voting securities representing less than fifty percent (50%) of the combined voting power of the surviving entity in such merger and less than fifty percent (50%) of the combined voting power of the parent of the surviving entity in such merger;

          ii. an acquisition by any person, entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions), other than any employee benefit plan, or related trust, sponsored or maintained by the Company or an affiliate of the Company and other than in a merger or consolidation of the type referred to in clause "(i)" of this Section 7(b), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rules) of outstanding voting securities of the Company representing more than forty percent (40%) of the combined voting power of the Company (in a single transaction or series of related transactions); or

          iii. in the event that the individuals who, as of the Effective Date, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least fifty percent (50%) of the Board. (However, if the subsequent election, or nomination for election by the Company's stockholders, of any new member of the Board is approved by a vote of at least fifty percent
          (50%) of the Incumbent Board, such new member of the Board shall be considered as a member of the Incumbent Board.).

     j. Severance Amount. The "Severance Amount" shall mean the lesser of (i) one year's Base Compensation in effect immediately prior to such termination or resignation; or
     (ii) the Base Compensation payable over the remainder of the Employment Term, but in no event less than six months. Severance Amount shall be paid as a salary continuation to be paid on the Company's regular pay days or on an accelerated basis as determined in the Board's sole discretion.

     k. Resignations. Upon the end of Executive's employment for any reason, Executive shall be deemed to have resigned from any positions which he holds as a director or officer of the Company and any of its Subsidiaries or affiliates.

     9. Key Executive Insurance. The Company, at its discretion, may apply for and procure in its own name for its own benefit life and/or disability insurance on Executive in any amount specified by the Company. Executive agrees to cooperate in any medical or other examination, supply information and execute such applications as may be reasonably necessary to obtain and continue such insurance at the Company's expense. Executive represents that he has no reason to believe his life is not insurable at prevailing rates for men of his age.

     10.  Confidential and Proprietary Information.

     a. Executive agrees that after the Effective Date, he will not use or disclose to any person, entity, association, firm or corporation, any of the Company's Confidential Information, except with the written authorization of the Board or as necessary to perform his duties under this Agreement. The term "Confidential Information" means information and data not generally known outside of the Company (unless as a result of Executive's breach of any of the obligations imposed by this Agreement or the duties imposed by any then existing statute, regulation, ordinance or common law) concerning the Company's business and technical information, and includes, without limitation, information relating to: (i) the identities of clients and the Company's other Business Relations (as defined below) and their purchasing habits, needs, business information, contact personnel and other information; (ii) suppliers' and vendors' costs, products, contact personnel and other information; and (iii) the Company's trade secrets, products, research and development, financial and marketing information, personnel and compensation information, and business plans. Executive understands that this Section 10 applies to computerized as well as written information and to other information, whether or not in written form. It is expressly understood, however, that the obligations of this
     Section 10 shall only apply for as long as and to the extent that the Confidential Information has not become generally known to or available for use by the public other than by Executive's act or omission in violation of this Agreement.

     b. Executive agrees that upon the end of his employment with the Company for any reason, he will not take with him any Confidential Information that is in written, computerized, machine readable, model, sample, or other form capable of physical delivery, without the prior written consent of the Board. The Executive also agrees that upon the end of his employment with the Company for any reason or at any other time that the Company may request, he will deliver promptly and return to the Company all such documents and materials in his possession or control, along with all other property and documents of the Company or relating to the Company's employees, suppliers, customers, and business.

     11. Non-Solicitation. Executive agrees that he will not through the date one year after the end of his employment with the Company for any reason, directly or indirectly, on his own behalf or on behalf of any other person or entity, without the express written permission of the Board: (a) solicit or attempt to solicit any employee or representative of the Company; or (b) solicit or attempt to solicit, any client, vendor, service provider or other business relation of the Company (each a "Business Relation"), about whom he learned or with whom he came into contact during his employment with the Company on behalf of any entity or with respect to any service or products which is or may be competitive with the Company or its services or products.

     12.  Non-Competition.

     a. Executive agrees that during the Restrictive Period (as defined below), he will not, without the express written consent of the Board, be associated with or engage in, directly or indirectly, as employee, consultant, proprietor, stockholder, partner, agent, representative, officer, or otherwise, the operation of any business that is competitive with the business of the Company within the United States or any other geographic area in which the Company does material business during the Restrictive Period (the "Restricted Territory").

     b. The term "Restrictive Period" shall mean the Employment Term plus a period of six months after the end of the Employment Term; provided that the six month period following the end of the Employment Term shall not apply if:
     (i) Executive's employment is terminated by the Company without Cause, (ii) Employee resigns his employment for Good Reason, or (iii) Employee provides the Company with a timely Continuation Notice but the Company decides not to continue Executive's employment after the Ending Date.

     c. The phrase "business that is competitive with the business of the Company" shall mean any business in which the Company is engaged, including, without limitation, digital, life sciences, and physical sciences technology development, management and commercialization.

     d. Passive investment of less than two percent of the outstanding equity securities of an entity which is listed on a national or regional securities exchange shall not, in itself, constitute a violation of this Section 12.

     13. Intellectual Property Rights. Executive will, during the period of his employment, disclose to the Company promptly and fully all Intellectual Property made or conceived by Executive (either solely or jointly with others) including but not limited to Intellectual Property which relate to the business of the Company or the Company's actual or anticipated research or development, or result from work performed by him for the Company. All Intellectual Property and all records related to Intellectual Property, whether or not patentable, shall be and remain the sole and exclusive property of the Company. "Intellectual Property" means all copyrights, trademarks, trade names, trade secrets, proprietary information, inventions, designs, developments, and ideas, and all know-how related thereto. Executive hereby assigns and agrees to assign to the Company all his rights to Intellectual Property and any patents, trademarks, or copyrights which may be issued with respect to Intellectual Property. Executive further acknowledges that all work shall be work made for hire. During and after the Employment Term, Executive agrees to assist the Company, without charge to the Company but at its request and expense, to obtain and retain rights in Intellectual Property, and will execute all appropriate related documents at the request of the Company.

     Executive understands that this Paragraph 13 shall not apply to any Intellectual Property for which no equipment, supplies, facilities, trade secret, or other confidential information of the Company was used and which was developed entirely on his own time, and does not relate to the business of the Company, its actual or anticipated research, and does not result from any work performed by him for the Company.

     14. Successors and Assignees. This Agreement may be assigned by the Company to any successor or assignee of a substantial portion of the business of the Company (whether by transfer of assets or stock, merger or other business combination). Executive may not assign his rights or obligations under this Agreement.

     15. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, legal representatives and permitted assigns.

     16. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and either delivered in person by reputable messenger or overnight delivery service, by telecopy (with confirmation of receipt) or sent by certified mail, postage prepaid, if to the Company at the Company's principal place of business, c/o Chairman of the Board, and if to the Executive, at his home address most recently filed with the Company, or to such other address as either party shall have designated in writing to the other party.

     17.  Law Governing.  This Agreement shall be governed by and
construed   in  accordance  with  the  laws  of  the   State   of
Connecticut.

     18. Severability and Construction. If any provision of this Agreement is declared void or unenforceable or against public policy, such provision shall be deemed severable and severed from this Agreement and the balance of this Agreement shall remain in full force and effect. If a court of competent jurisdiction determines that any restriction in this Agreement is overbroad or unreasonable under the circumstances, such restriction shall be modified or revised by such court to include the maximum reasonable restriction allowed by law.

     19. Remedies. Executive and Company acknowledge and agree that damages would not adequately compensate Company if Executive were to breach any of his covenants contained in this Agreement. Consequently, Executive agrees that in the event of any such breach, Company shall be entitled to enforce this Agreement by means of an injunction or other equitable relief, in addition to any other remedies including without limitation set off against any amounts due Executive by Company and termination of Executive's employment for Cause.

     20. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition.

     21. Entire Agreement; Modifications. This Agreement constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, oral and written, between the parties with respect to the subject matter of this Agreement, including without limitation the Employment Agreement dated as of January 7, 1997; provided however that any Stock Option Agreement between the parties signed on or before the Effective Date shall remain in full force and effect. This Agreement may be modified or amended only by an instrument in writing signed by both parties.

     22.   Employment  and Income Taxes.  All  payments  made  to
Executive   pursuant  to  this  Agreement  will  be  subject   to
withholding of employment taxes and other lawful deductions, as applicable.

                              COMPETITIVE TECHNOLOGIES, INC.

s/Frank R. McPike, Jr.        By: s/   John Sabin
  Frank R. McPike, Jr.        Title:    Chairman